Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Blockchain Industries, Inc. (the “Company”) on Form 10-K for the year ended April 30, 2018 filed with Securities and Exchange Commission (the “Report”), I, Patrick Moynihan, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and,
2.
The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

Date: October 26, 2018	/s/ Patrick Moynihan
Patrick Moynihan, Chief Executive Officer Principal Executive Officer and Director

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to Blockchain Industries, Inc. and will be retained by Blockchain Industries, Inc and furnished to the Securities and Exchange Commission or its staff upon request